STEWART TITLE GUARANTY COMPANY
EXECUTIVE GROUP BONUS PLANS
2007

STEWART MORRIS, JR., as Senior Chairman of the Board, shall receive, in addition to his salary, bonuses based on the consolidated income, before taxes and minority interests, of Stewart Title Guaranty Company as reported to its stockholders according to the following schedule:

Profits up to $20,000,000: Profits $20,000,001 – 40,000,000: Profits $40,000,001 – 60,000,000: Profits > $60,000,000:	Bonus @ 1%; Bonus @ .75%; Bonus @ .5%; Bonus @ .35%.

Total compensation shall exclude payments made by the company for insurance premiums, board fees or stock options/shares granted.

MALCOLM MORRIS, as Chairman of the Board and Chief Executive Officer, shall receive, in addition to his salary, bonuses based on the consolidated income, before taxes and minority interests, of Stewart Title Guaranty Company as reported to its stockholders according to the following schedule:

Profits up to $20,000,000: Profits $20,000,001 – 40,000,000: Profits $40,000,001 – 60,000,000: Profits > $60,000,000:	Bonus @ 1%; Bonus @ .75%; Bonus @ .5%; Bonus @ .35%.

Total compensation shall exclude payments made by the company for insurance premiums, board fees or stock options/shares granted.

MATTHEW MORRIS, as Senior Executive Vice President, shall receive, in addition to his salary, .3% of the consolidated income, before taxes and minority interests, of Stewart Title Guaranty Company as reported to its stockholders and .2% of the consolidated income exceeding $100,000,000.

Total compensation shall exclude payments made by the company for insurance premiums, board fees or stock options/shares granted.

MAX CRISP, as Executive Vice President – Chief Financial Officer and Assistant Secretary – Treasurer, shall receive, in addition to his salary, bonuses based on the consolidated income, before taxes and minority interests, of Stewart Title Guaranty Company as reported to its stockholders according to the following schedule:

Profits up to $50,000,000: Profits $50,000,001 – 75,000,000: Profits $75,000,001 – 100,000,000: Profits > $100,000,000:	Bonus @ .5%; Bonus @ .4%; Bonus @ .3%; Bonus @ .2%.

Mr. Crisp’s compensation from base salary plus bonus payments shall not exceed 75% of the total base plus bonus payments made to Malcolm Morris or Stewart Morris, Jr. in any calendar year.

E. ASHLEY SMTIH, as Senior Executive Vice President – General Counsel, shall receive, in addition to his salary, .25% of the consolidated income, before taxes and minority interests, of Stewart Title Guaranty Company as reported to its stockholders.

For calendar year 2007, Mr. Smith will be guaranteed to receive at least $150,000 in bonus compensation. Total compensation from base and bonus payments shall not exceed $450,000.